                                                                      Exhibit 11

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

                                                         QUARTER ENDED MARCH 31
                                                        -------------------------
                                                            1995          1994
                                                        -------------  ----------
PRIMARY
 Weighted average common shares outstanding...........     7,758,719    8,213,407
 Class A convertible preferred stock..................            --       22,910
 Class B convertible preferred stock, Series C........            --    1,424,860
                                                         -----------   ----------
  TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES............................     7,758,719    9,661,177
                                                         ===========   ==========

  Net Income (Loss) Available to Common Shareholders..  $*(4,412,000)  $  667,000
                                                         ===========   ==========

  NET INCOME (LOSS) PER SHARE.........................   $     (0.57)  $     0.07
                                                         ===========   ==========

FULLY DILUTED
 Weighted average common shares outstanding...........     7,758,719    8,213,407
 Class A convertible preferred stock..................            --       22,910
 Class B convertible preferred stock, Series C........            --    1,424,860
                                                         -----------   ----------
  TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES............................     7,758,719    9,661,177
                                                         ===========   ==========

  Net Income (Loss) Available to Common Shareholders..  $*(4,412,000)  $  667,000
                                                         ===========   ==========

  NET INCOME (LOSS) PER SHARE.........................   $     (0.57)  $     0.07
                                                         ===========   ==========

                                                        NINE MONTHS ENDED MARCH 31
                                                       ---------------------------
                                                             1995         1994
                                                         -----------   ----------

PRIMARY
 Weighted average common shares outstanding...........     7,736,996    8,211,906
 Class A convertible preferred stock..................            --       22,910
 Class B convertible preferred stock, Series C........            --    1,424,860
                                                         -----------   ----------
  TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES............................     7,736,996    9,659,676
                                                         ===========   ==========

  Net Income (Loss) Available to Common Shareholders..  $*(3,568,000)  $1,750,000
                                                         ===========   ==========

  NET INCOME (LOSS) PER SHARE.........................   $     (0.46)  $     0.18
                                                         ===========   ==========

FULLY DILUTED
 Weighted average common shares outstanding...........     7,736,996    8,243,842
 Class A convertible preferred stock..................            --       22,910
 Class B convertible preferred stock, Series C........            --    1,424,860
                                                         -----------   ----------
  TOTAL COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARES............................     7,736,996    9,691,612
                                                         ===========   ==========

  Net Income (Loss) Available to Common Shareholders..  $*(3,568,000)  $1,750,000
                                                         ===========   ==========

  NET INCOME (LOSS) PER SHARE.........................   $     (0.46)  $     0.18
                                                         ===========   ==========

* Amount represents the net loss per the consolidated statements of income, plus the dividends paid on the Class B convertible preferred stock, Series C.